Exhibit 10.2
                                                               ------------

December 13, 1996


Mr. Michael T. Riordan
Fort Howard Corporation
1919 South Broadway
Green Bay, WI  54304

Dear Mr. Riordan:

          WHEREAS, Fort Howard Corporation (the "Company") considers it essential to its best interests and the best interests of its stockholders to foster the continuous employment of its key management personnel and, accordingly, the Company desires to continue to employ Michael T. Riordan ("you" or the "Executive"), upon the terms and conditions hereinafter set forth;

          WHEREAS, the Executive desires to continue to be employed by the Company, upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the covenants and agreements hereunder set forth, the parties hereto agree as follows:

          1. TERM OF AGREEMENT. This Agreement shall commence as of January 1, 1997 and shall continue in effect until December 31, 2001; PROVIDED, HOWEVER, that the term of this Agreement shall automatically be extended without further action by either party for additional one-year periods unless, not later than six months prior to the end of the then effective term, either the Company or the Executive shall have given written notice that such party does not intend to extend this Agreement. The duration of the initial term and any subsequent extension is hereinafter referred to as the "Term."

          2. TERMS OF EMPLOYMENT. During the Term, you agree to be a full-time employee of the Company serving in the position of President and Chief Executive Officer and to devote substantially all of your working time and attention to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities associated with your position as President and Chief Executive Officer of the Company, to use your best efforts to perform faithfully and efficiently such responsibilities. In addition, you agree to serve in such other capacities or offices to which you may be assigned, appointed or elected from time to time by the Board of Directors of the Company (the "Board"). Nothing herein shall prohibit you from devoting your time to civic and community activities or managing personal investments, as long as the foregoing do not interfere with the performance of your duties hereunder.

          3. COMPENSATION. (i) As compensation for your services under this Agreement, you shall be entitled to receive a base salary plus an annual incentive compensation bonus ("bonus"), each to be agreed upon from time to time between you and the Company acting in good faith; PROVIDED, HOWEVER, that your base salary shall at no time be less than your base salary as of the date hereof. In addition, you shall be entitled to participate in any additional

                                       1
bonus arrangement (an "additional bonus arrangement") which may be agreed upon from time to time between you and the Company acting in good faith. The Company shall have the right to reduce prospectively your base salary, bonus and participation in any additional bonus arrangement, as in effect from time to time, pursuant to an across-the-board compensation reduction or deferral program similarly affecting all executive officers of the Company.

          (ii) In addition to compensation provided for in Subsection (i) of this Section 3, the Company agrees to continue in effect (A) any compensation or benefit plan in which you participate as of the date hereof which is material to your total compensation, or any substitute plan adopted in place of any such plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan which shall include the bonus and any additional bonus arrangement) has been made with respect to such plan; PROVIDED, HOWEVER, that no substitute plan or equitable arrangement shall be adopted with respect to the Fort Howard Profit Sharing Plan or the Fort Howard Supplemental Retirement Plan except pursuant to a mutual agreement between you and the Board, and (B) your ability to participate therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the opportunities provided and the level of your participation relative to other participants, than exists on the date hereof.

          (iii) The Company shall reimburse you for all reasonable travel, entertainment and other business expenses incurred by you in the performance of your responsibilities under this Agreement promptly upon receipt of written substantiation of such expenses. You shall also be paid all additional amounts necessary to discharge all federal and state tax liabilities incurred by you that are attributable to all deemed compensation arising as a consequence of your personal use of property owned or leased by the Company, including federal and state taxes assessed against such additional compensation.

          4. TERMINATION OF EMPLOYMENT. Your employment may be terminated by either the Company or you by giving a Notice of Termination, as defined in Subsection (iv) of this Section 4. If your employment should terminate during the Term, your entitlement to benefits shall be determined in accordance with
Section 5 hereof.

          (i) DISABILITY. If, as a result of your incapacity due to physical or mental illness, you are, or are reasonably likely to become, unable to perform your duties hereunder for more than six consecutive months or six months in aggregate during any twelve-month period, your employment may be terminated for "Disability."

          (ii) CAUSE. Termination of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Company in your established position on a full-time basis (other than any such failure resulting from your Disability and other than any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason as defined in Subsections 4(iv) and 4(iii), respectively) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (B) the willful engaging by you in conduct which is significantly injurious to the Company, monetarily or otherwise, after written demand for cessation of such conduct is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have engaged in such conduct and the injury to the Company, (C) your conviction of

                                      2
a crime involving moral turpitude, (D) your abuse of illegal drugs or other controlled substances or your habitual intoxication or (E) the breach of any of your material obligations hereunder. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless knowingly done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

          (iii) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without your express written consent, of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as such terms are defined in Subsections (v) and (iv) of this Section 4, respectively, given in respect thereof:

          (A) the assignment to you of any duties inconsistent with your status as an executive officer of the Company or your removal from any office specified in Section 2 hereof;

          (B) any reduction in your base salary as in effect from time to time, except for across-the-board salary reductions similarly affecting all executive officers;

          (C) the failure by the Company to pay or provide to you within seven (7) days of your written demand any amount of base salary or bonus or any benefit which is due, owing and payable to you pursuant to the terms of any applicable arrangement or policy or pursuant to the terms hereof, except pursuant to an across-the-board compensation deferral similarly affecting all executive officers, or to pay to you any portion of an installment of deferred compensation due under any deferred compensation program of the Company;

          (D) except in the case of across-the-board reductions or eliminations similarly affecting all executive officers or as otherwise contemplated under Section 3 hereof, the failure by the Company to (I) continue in effect any compensation plan in which you participate which is material to your total compensation, including but not limited to the Company's plans currently in effect or hereafter adopted, and any plans adopted in substitution therefor, (II) continue to provide you with benefits substantially similar, in aggregate, to the Company's life insurance, medical, dental, health, accident or disability plans in which you are participating at the date of this Agreement or (III) continue to provide you with the number of paid vacation days to which you are eligible on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the date of this Agreement;

          (E) the relocation of the Company's principal executive office to a location more than fifty miles distant from its current location, or the Company's requiring you to perform services at a location that would be a violation of the terms of Section 6 hereof;

          (F) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; or

          (G) any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements

                                      3
     of Subsection (iv) of this Section 4, and for purposes of this Agreement, no such purported termination shall be effective.

          Your continued employment with the Company shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

          (iv) NOTICE OF TERMINATION. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 hereof.
For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (v)   DATE OF TERMINATION, ETC.  "Date of Termination" shall mean
(A) if your employment is terminated for Disability pursuant to Subsection (i) of this Section 4, thirty (30) days after Notice of Termination is given (PROVIDED that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), (B) if your employment is terminated by reason of your death, the date of your death, and (C) if your employment is terminated by the Company for Cause, by you for Good Reason or by either party for any other reason (other than Disability or death), the date specified in the Notice of Termination (which, in the case of a termination by the Company for Cause shall not be less than fifteen (15) days, and in the case of a termination by you for Good Reason, shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          5. COMPENSATION UPON TERMINATION OR DURING DISABILITY. Upon termination of your employment with the Company during the Term, you shall be entitled to the following benefits:

          (i) If your employment is terminated for Disability, you shall receive until the third anniversary of the Date of Termination all compensation payable to you under the Company's disability and medical plans and programs, as in effect on the date of such termination plus an additional payment from the Company (if necessary) such that the aggregate amount received by you in the nature of salary continuation from all sources equals your base salary at the date in effect on the date of such termination. After the third anniversary of the Date of Termination, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs, PROVIDED that such terms shall not be less advantageous to you than the terms of such programs in effect as of the date hereof. The obligations of the Company under this Section 5(i) shall be terminated by your death after becoming Disabled and prior to the third anniversary of the Date of Termination.

          (ii) (A) If your employment shall be terminated (I) by the Company for Cause, or (II) by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation or benefit plans of the Company (excluding, in the case of termination by the Company for Cause, any bonus and vacation pay and any entitlement under any

                                       4

     additional bonus arrangement otherwise payable to you pursuant to the terms of the applicable plan or program of the Company, and in the case of your voluntary termination other than for Good Reason, excluding any bonus pay and any entitlement under any additional bonus arrangement) at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

          (B) If your employment shall be terminated by reason of your death, the Company shall pay your estate your full base salary through the Date of Termination and for a period of 12 whole calendar months thereafter plus, if the Date of Termination shall not occur on the first day of a calendar month, the balance of the month in which the Date of Termination occurs, at the rate in effect at the time of your death, plus any accrued bonus or entitlement under any additional bonus arrangement prorated for the portion of the bonus measurement period occurring prior to the date of your death, plus all other amounts to which you are entitled under any compensation or benefit plans of the Company at the date of your death, and the Company shall have no further obligation to you, your beneficiaries or your estate under this Agreement.

          (iii) If your employment shall be terminated (a) by the Company other than for Cause or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

               (A) the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (or, if greater, at the rate in effect 30 days prior to the time Notice of Termination is given), plus all other amounts which you have accrued under any compensation or benefit plans of the Company, including, without limitation, any bonus pursuant to the Company's Management Incentive Plan and any entitlement under any additional bonus arrangement accrued through the Date of Termination for the portion of the applicable bonus measurement period occurring prior to the Date of Termination, at the time such payments are due, except as otherwise provided below;

               (B) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you your full base salary at the rate in effect immediately prior to the time Notice of Termination is given (or, if greater, at the rate in effect 30 days prior to the time Notice of Termination is given), payable periodically in accordance with past payroll practices, until the third anniversary of the Date of Termination;

               (C) in lieu of any further bonus payments and any entitlements under any additional bonus arrangement for periods subsequent to the Date of Termination, the Company shall pay to you a bonus payable in each January following the Date of Termination in respect of the previous calendar year equal to the quotient obtained by aggregating the bonuses received by you pursuant to the Company's Management Incentive Plan and any additional bonus arrangement in respect of the three calendar years ending prior to the Date of Termination (the "Bonus Period") and dividing such sum by three, with each such January bonus payment adjusted to reflect any changes in the Consumer Price Index since the midpoint of the period commencing on the first day of the Bonus Period and ending on the Date of Termination. Such bonus shall be paid in respect of each calendar

                                        5

          year or portion thereof ending after the Date of Termination until the third anniversary of the Date of Termination, and shall be prorated for partial years, if any, including, without limitation, the portion of the calendar year occurring after the Date of Termination and the final calendar year in respect of which any such January bonus is payable pursuant to this Section 5(iii)(C);

               (D) until the third anniversary of the Date of Termination, you will continue to participate in all other compensation and benefit plans (including perquisites) in which you were participating immediately prior to the time Notice of Termination is given, or comparable plans substituted therefor, including, without limitation, the Fort Howard Supplemental Retirement Plan and the Supplemental Retirement Agreement between you and the Company; PROVIDED, HOWEVER, that if you are ineligible (E.G., by operation of law or the terms of the applicable plan) to continue to participate in any such plan the Company shall provide you with a comparable level of compensation or benefits;

               (E) The Company shall pay to you all reasonable legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement), except any such fees or expenses incurred by you in seeking to enforce a claim which is determined by the arbitrator, pursuant to Section 11, to have been frivolous in nature or not brought or pursued in good faith;

               (F) In order to assist you in obtaining new employment, the Company shall provide you with outplacement services, including access to an office and secretarial assistance for a period not to exceed 12 months and at a cost not to exceed $12,000; and

               (G) If you should die after the termination of employment and prior to the end of the period of payment provided for in paragraphs
          (B), (C) and (D) hereof, the Company shall pay your estate any amounts that are or become payable pursuant to any of such paragraphs until the end of the Term.

         (iv) You shall not be required to mitigate the amount of any payment provided for in subsection (iii) of this Section 5 by seeking other employment, and the amount of any payment provided for in this Section 5 shall not be reduced by any compensation earned by you as a result of your employment by another employer; PROVIDED, HOWEVER, that any medical or dental welfare benefit otherwise receivable by you pursuant to Subsection 5(iii)(D) shall be reduced to the extent a comparable benefit of the same type would normally be made available to you during the applicable period of benefit continuation set forth in such Subsection, and any such benefit actually received by you shall be reported to the Company.

          (v)  In addition to all other amounts payable to you under this
     Section 5, you shall be entitled to receive all benefits payable to you under any plan or agreement of the Company relating to retirement benefits, including, without limitation, the Supplemental Retirement Plan and the Supplemental Retirement Agreement between you and the Company.


                                        6
          6. LOCATION. Your services shall be performed at the Company's current headquarters location, or at such other place within a fifty-mile radius of such current location as the Board may from time to time deem appropriate. Notwithstanding the foregoing, you shall be required to travel to the extent necessary to the performance of your responsibilities under this Agreement. You shall use Company owned or leased aircraft for purposes of such travel whenever practicable, and the Company recognizes that it may from time to time be necessary, appropriate, desirable or convenient for you to be accompanied in such travel by persons who are not employees of the Company, including your spouse and other members of your family.

          7. SUCCESSORS; BINDING AGREEMENT. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you were to terminate your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          8. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, PROVIDED that all notices to the Company shall be directed to the attention of the Board with copies to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          9. NONCOMPETITION. (i) Until the Date of Termination, you agree not to enter into competitive endeavors and not to undertake any commercial activity which is contrary to the best interests of the Company or its affiliates, including becoming an employee, owner (except for passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of (a) any firm or person engaged in the operation of a business engaged in the acquisition of industrial businesses or (b) any firm or person which (i) directly competes with a line or lines of business of the Company or any subsidiary of the Company accounting for ten percent (10%) or more of the Company's or such subsidiary's gross sales, revenues or earnings before taxes, (ii) derives ten percent (10%) or more of such firm's or person's gross sales, revenues or earnings before taxes from a line or lines of business which directly competes with the Company or any subsidiary of the Company or (iii) is a distributor of any of the products of the Company or any subsidiary of the Company, where the distribution of such products accounts for ten percent (10%) or more of such firm's or person's gross sales, revenues or earnings before taxes. Notwithstanding any provision of this Agreement to the contrary, you agree that your breach of the provisions of this
Section 9(i) shall permit the Company to terminate your employment for Cause.

                                       7
          (ii) After the Date of Termination and during any period that you continue to be paid your salary (including any other payments in lieu of salary) pursuant to Section 5 hereof, you agree not to become an employee, owner (except for passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of any firm or person which (i) directly competes with a business of the Company or any subsidiary of the Company producing any class of products accounting for ten percent (10%) or more of the Company's or such subsidiary's gross sales, revenues or earnings before taxes or (ii) is a distributor of any of the products of the Company or any subsidiary of the Company, where the distribution of such products accounts for ten percent (10%) or more of such firm's or person's gross sales, revenues or earnings before taxes. During the period of payment provided in
Section 5 hereof, you will be available, consistent with other responsibilities that you may then have, to answer questions and provide advice to the Company. Notwithstanding anything in this Agreement to the contrary, you agree that, from and after any breach by you of the provisions of this Section 9(ii), the Company shall cease to have any obligations to make payments to you under this Agreement.

          (iii) You acknowledge and agree that damages for breach of the covenant not to compete in this Section 9 will be difficult to determine and will not afford a full and adequate remedy, and therefore agree that the Company, in addition to any other remedies that may otherwise be available for a breach of this Section 9 (including, without limitation, as set forth in Section 9(ii) above, by seeking actual damages pursuant to Section 11 hereof and pursuant to awards under the Company's 1995 Stock Incentive Plan), may seek specific enforcement of the covenant not to compete in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction, without the necessity of a bond. You and the Company agree that the provisions of this covenant not to compete are reasonable. However, should any court or arbitrator determine that any provision of this covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties agree that this covenant not to compete should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

          (iv) The provisions of this Section 9 shall supersede the covenants restricting competition by the Executive set forth in (i) Article VII of the Company's Management Equity Plan and any applicable agreement entered into between the Company and the Executive pursuant thereto and (ii) Article IX of the Amended and Restated Management Equity Participation Agreement, dated as of August 8, 1988, between the Company and the other parties signatory thereto, as amended and supplemented from time to time.

          10. CONFIDENTIALITY. (i) You shall not knowingly disclose or reveal to any unauthorized person, during or after the Term, any trade secret or other confidential information relating to the Company or any of its affiliates, or any of their respective businesses or principals, such as, without limitation, dealers' or distributors' lists and manufacturing processes, and you confirm that such information is the exclusive property of the Company and its affiliates. You agree to hold as the Company's property all memoranda, books, papers, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, whether made by you or otherwise coming into your possession and, on termination of your employment, or on demand of the Company at any time, to deliver the same to the Company.


                                      8
          (ii) Any ideas, processes, characters, productions, schemes, titles, names, formats, adaptations, plots, slogans, catchwords, incidents, treatment, and dialogue which you may conceive, create, organize, prepare or produce during the period of your employment and which ideas, processes, etc. relate to any of the businesses of the Company, shall be owned by the Company and its affiliates whether or not you should in fact execute an assignment thereof to the Company, but you agree to execute any assignment thereof or other instrument or document which may be reasonably necessary to protect and secure such rights to the Company.

          (iii) You shall comply in all respects with the terms of the Employees' Agreement with regard to Proprietary Information Including Inventions, Patents, Copyrights, Trade Secrets and Confidential Information between you and the Company.

          (iv) Notwithstanding anything in this Agreement to the contrary, you agree that from and after any breach by you of the provisions of this
Section 10 during any period of payment provided in Section 5 hereof, the Company shall cease to have any obligations to make payments to you under this Agreement.

         11.    ARBITRATION.  (i) Except as contemplated by Section 9(iii) and
Section 11(iii) hereof, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in New York, New York before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by you, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association.

          (ii) The parties agree to use their best efforts to cause (A) the two applicable individuals set forth in the preceding Section 11(i), or, if applicable, the American Arbitration Association, to appoint the arbitrator within 30 days of the date that a party hereto, after the issuance of a Notice of Termination hereunder, notifies the other party that a dispute or controversy exists that necessitates the appointment of an arbitrator, and (B) any arbitration hearing to be held within 30 days of the date of selection of the arbitrator and, as a condition to his or her selection, such arbitrator must consent to be available for a hearing at such time.

          (iii) Judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, HOWEVER, that you shall be entitled to seek specific performance of your right to be paid and to participate in benefit programs until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company and you hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement.

          (iv) The Company shall bear all expenses of the arbitrator incurred in any arbitration hereunder. The Company shall also pay your reasonable legal fees in connection with such arbitration as you incur them; PROVIDED that in the event you seek arbitration and the arbitrator determines that your claims are frivolous in nature or were not brought or pursued in good faith, you will promptly return to the Company all amounts paid by the Company for such fees.


                                       9
         12. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 5 and your obligations under Sections 9 and 10 hereof shall survive the expiration of the Term of this Agreement.

         13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. ENTIRE AGREEMENT. This Agreement and the other agreements expressly referred to herein contain the entire agreement by the parties with respect to the matters covered herein and supersede any prior agreement (including, without limitation, any prior employment agreement), condition, practice, custom, usage and obligation with respect to such matters insofar as any such prior agreement, condition, practice, custom, usage or obligation might have given rise to any enforceable right.

          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                              Sincerely,

                              FORT HOWARD CORPORATION


                              By: /s/ Donald H. DeMeuse
                                  -------------------------
                                  Name:   Donald H. DeMeuse
                                  Title:  Chairman of the Board

Agreed to this 17th day
               ----
of December, 1996
   --------

By  /s/ Michael T. Riordan
    ------------------------
    Michael T. Riordan







December 13, 1996


Ms. Kathleen J. Hempel
Fort Howard Corporation
1919 South Broadway
Green Bay, WI  54304

Dear Ms. Hempel:


          WHEREAS, Fort Howard Corporation (the "Company") considers it essential to its best interests and the best interests of its stockholders to foster the continuous employment of its key management personnel and, accordingly, the Company desires to continue to employ Kathleen J. Hempel ("you" or the "Executive"), upon the terms and conditions hereinafter set forth;

          WHEREAS, the Executive desires to continue to be employed by the Company, upon the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the covenants and agreements hereunder set forth, the parties hereto agree as follows:

          1. TERM OF AGREEMENT. This Agreement shall commence as of January 1, 1997 and shall continue in effect until December 31, 1999; PROVIDED, HOWEVER, that the term of this Agreement shall automatically be extended without further action by either party for additional one-year periods unless, not later than six months prior to the end of the then effective term, either the Company or the Executive shall have given written notice that such party does not intend to extend this Agreement. The duration of the initial term and any subsequent extension is hereinafter referred to as the "Term."

          2. TERMS OF EMPLOYMENT. During the Term, you agree to be a full-time employee of the Company serving in the position of Vice Chairman and Chief Financial Officer and to devote substantially all of your working time and attention to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities associated with your position as Vice Chairman and Chief Financial Officer of the Company, to use your best efforts to perform faithfully and efficiently such responsibilities. In addition, you agree to serve in such other capacities or offices to which you may be assigned, appointed or elected from time to time by the Board of Directors of the Company (the "Board"). Nothing herein shall prohibit you from devoting your time to civic and community activities or managing personal investments, as long as the foregoing do not interfere with the performance of your duties hereunder.

          3. COMPENSATION. (i) As compensation for your services under this Agreement, you shall be entitled to receive a base salary plus an annual incentive compensation bonus ("bonus"), each to be agreed upon from time to time between you and the Company acting in good faith; PROVIDED, HOWEVER, that your base salary shall at no time be less than your base salary as of the date hereof. In addition, you shall be entitled to participate in any additional bonus arrangement (an "additional bonus arrangement") which may be agreed upon from time to time between you and the Company acting in good faith. The Company shall have the right to reduce prospectively your base salary, bonus and participation in any additional bonus arrangement, as in effect from time to time, pursuant to an across-the-board compensation reduction or deferral program similarly affecting all executive officers of the Company.

          (ii) In addition to compensation provided for in Subsection (i) of this Section 3, the Company agrees to continue in effect (A) any compensation or benefit plan in which you participate as of the date hereof which is material to your total compensation, or any substitute plan adopted in place of any such plan, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan which shall include the bonus and any additional bonus arrangement) has been made with respect to such plan; PROVIDED, HOWEVER, that no substitute plan or equitable arrangement shall be adopted with respect to the Fort Howard Profit Sharing Plan or the Fort Howard Supplemental Retirement Plan except pursuant to a mutual agreement between the Chief Executive Officer of the Company and the Board, and (B) your ability to participate therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the opportunities provided and the level of your participation relative to other participants, than exists on the date hereof.

          (iii) The Company shall reimburse you for all reasonable travel, entertainment and other business expenses incurred by you in the performance of your responsibilities under this Agreement promptly upon receipt of written substantiation of such expenses. You shall also be paid all additional amounts necessary to discharge all federal and state tax liabilities incurred by you that are attributable to all deemed compensation arising as a consequence of your personal use of property owned or leased by the Company, including federal and state taxes assessed against such additional compensation.

          4. TERMINATION OF EMPLOYMENT. Your employment may be terminated by either the Company or you by giving a Notice of Termination, as defined in Subsection (iv) of this Section 4. If your employment should terminate during the Term, your entitlement to benefits shall be determined in accordance with
Section 5 hereof.

          (i) DISABILITY. If, as a result of your incapacity due to physical or mental illness, you are, or are reasonably likely to become, unable to perform your duties hereunder for more than six consecutive months or six months in aggregate during any twelve-month period, your employment may be terminated for "Disability."

          (ii) CAUSE. Termination of your employment for "Cause" shall mean termination upon (A) the willful and continued failure by you to substantially perform your duties with the Company in your established position on a full-time basis (other than any such failure resulting from your Disability and other than any such actual or anticipated failure after the issuance of a Notice of Termination by you for Good Reason as defined in Subsections 4(iv) and 4(iii), respectively) after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (B) the willful engaging by you in conduct which is significantly injurious to the Company, monetarily or otherwise, after written demand for cessation of such conduct is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have engaged in such conduct and the injury to the Company, (C) your conviction of a crime involving moral turpitude, (D) your abuse of illegal drugs or other controlled substances or your habitual intoxication or (E) the breach of any of your material obligations hereunder. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless knowingly done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company.

          (iii) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without your express written consent, of any of the following circumstances unless such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as such terms are defined in Subsections (v) and (iv) of this Section 4, respectively, given in respect thereof:

          (A) the assignment to you of any duties inconsistent with your status as an executive officer of the Company or your removal from any office specified in Section 2 hereof;

          (B) any reduction in your base salary as in effect from time to time, except for across-the-board salary reductions similarly affecting all executive officers;

          (C) the failure by the Company to pay or provide to you within seven (7) days of your written demand any amount of base salary or bonus or any benefit which is due, owing and payable to you pursuant to the terms of any applicable arrangement or policy or pursuant to the terms hereof, except pursuant to an across-the-board compensation deferral similarly affecting all executive officers, or to pay to you any portion of an installment of deferred compensation due under any deferred compensation program of the Company;

          (D) except in the case of across-the-board reductions or eliminations similarly affecting all executive officers or as otherwise contemplated under Section 3 hereof, the failure by the Company to
     (I) continue in effect any compensation plan in which you participate which is material to your total compensation, including but not limited to the Company's plans currently in effect or hereafter adopted, and any plans adopted in substitution therefor, (II) continue to provide you with benefits substantially similar, in aggregate, to the Company's life insurance, medical, dental, health, accident or disability plans in which you are participating at the date of this Agreement or (III) continue to provide you with the number of paid vacation days to which you are eligible on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the date of this Agreement;

          (E) the relocation of the Company's principal executive office to a location more than fifty miles distant from its current location, or the Company's requiring you to perform services at a location that would be a violation of the terms of Section 6 hereof;

          (F) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 7 hereof; or

          (G) any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (iv) of this Section 4, and for purposes of this Agreement, no such purported termination shall be effective.

          Your continued employment with the Company shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

          (iv) NOTICE OF TERMINATION. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 hereof.
For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

          (v)   DATE OF TERMINATION, ETC.  "Date of Termination" shall mean
(A) if your employment is terminated for Disability pursuant to Subsection (i) of this Section 4, thirty (30) days after Notice of Termination is given (PROVIDED that you shall not have returned to the full-time performance of your duties during such thirty (30) day period), (B) if your employment is terminated by reason of your death, the date of your death, and (C) if your employment is terminated by the Company for Cause, by you for Good Reason or by either party for any other reason (other than Disability or death), the date specified in the Notice of Termination (which, in the case of a termination by the Company for Cause shall not be less than fifteen (15) days, and in the case of a termination by you for Good Reason, shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          5. COMPENSATION UPON TERMINATION OR DURING DISABILITY. Upon termination of your employment with the Company during the Term, you shall be entitled to the following benefits:

          (i) If your employment is terminated for Disability, you shall receive until the third anniversary of the Date of Termination all compensation payable to you under the Company's disability and medical plans and programs, as in effect on the date of such termination plus an additional payment from the Company (if necessary) such that the aggregate amount received by you in the nature of salary continuation from all sources equals your base salary at the date in effect on the date of such termination. After the third anniversary of the Date of Termination, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs, PROVIDED that such terms shall not be less advantageous to you than the terms of such programs in effect as of the date hereof. The obligations of the Company under this
     Section 5(i) shall be terminated by your death after becoming Disabled and prior to the third anniversary of the Date of Termination.

          (ii)  (A)   If your employment shall be terminated (I) by the
     Company for Cause, or (II) by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination, at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation or benefit plans of the Company (excluding, in the case of termination by the Company for Cause, any bonus and vacation pay and any entitlement under any additional bonus arrangement otherwise payable to you pursuant to the terms of the applicable plan or program of the Company, and in the case of your voluntary termination other than for Good Reason, excluding any bonus pay and any entitlement under any additional bonus arrangement) at the time such payments are due, and the Company shall have no further obligations to you under this Agreement.

          (B) If your employment shall be terminated by reason of your death, the Company shall pay your estate your full base salary through the Date of Termination and for a period of 12 whole calendar months thereafter plus, if the Date of Termination shall not occur on the first day of a calendar month, the balance of the month in which the Date of Termination occurs, at the rate in effect at the time of your death, plus any accrued bonus or entitlement under any additional bonus arrangement prorated for the portion of the bonus measurement period occurring prior to the date of your death, plus all other amounts to which you are entitled under any compensation or benefit plans of the Company at the date of your death, and the Company shall have no further obligation to you, your beneficiaries or your estate under this Agreement.

          (iii) If your employment shall be terminated (a) by the Company other than for Cause or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

          (A) the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (or, if greater, at the rate in effect 30 days prior to the time Notice of Termination is given), plus all other amounts which you have accrued under any compensation or benefit plans of the Company, including, without limitation, any bonus pursuant to the Company's Management Incentive Plan and any entitlement under any additional bonus arrangement accrued through the Date of Termination for the portion of the applicable bonus measurement period occurring prior to the Date of Termination, at the time such payments are due, except as otherwise provided below;

          (B) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay to you your full base salary at the rate in effect immediately prior to the time Notice of Termination is given (or, if greater, at the rate in effect 30 days prior to the time Notice of Termination is given), payable periodically in accordance with past payroll practices, until the third anniversary of the Date of Termination;

          (C) in lieu of any further bonus payments and any entitlements under any additional bonus arrangement for periods subsequent to the Date of Termination, the Company shall pay to you a bonus payable in each January following the Date of Termination in respect of the previous calendar year equal to the quotient obtained by aggregating the bonuses received by you pursuant to the Company's Management Incentive Plan and any additional bonus arrangement in respect of the three calendar years ending prior to the Date of Termination (the "Bonus Period") and dividing such sum by three, with each such January bonus payment adjusted to reflect any changes in the Consumer Price Index since the midpoint of the period commencing on the first day of the Bonus Period and ending on the Date of Termination. Such bonus shall be paid in respect of each calendar year or portion thereof ending after the Date of Termination until the third anniversary of the Date of Termination, and shall be prorated for partial years, if any, including, without limitation, the portion of the calendar year occurring after the Date of Termination and the final calendar year in respect of which any such January bonus is payable pursuant to this Section 5(iii)(C);

          (D) until the third anniversary of the Date of Termination, you will continue to participate in all other compensation and benefit plans (including perquisites) in which you were participating immediately prior to the time Notice of Termination is given, or comparable plans substituted therefor, including, without limitation, the Fort Howard Supplemental Retirement Plan and the Supplemental Retirement Agreement between you and the Company; PROVIDED, HOWEVER, that if you are ineligible (E.G., by operation of law or the terms of the applicable plan) to continue to participate in any such plan the Company shall provide you with a comparable level of compensation or benefits;

          (E) The Company shall pay to you all reasonable legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement), except any such fees or expenses incurred by you in seeking to enforce a claim which is determined by the arbitrator, pursuant to Section 11, to have been frivolous in nature or not brought or pursued in good faith;

          (F) In order to assist you in obtaining new employment, the Company shall provide you with outplacement services, including access to an office and secretarial assistance for a period not to exceed 12 months and at a cost not to exceed $12,000; and

          (G) If you should die after the termination of employment and prior to the end of the period of payment provided for in paragraphs (B),
     (C) and (D) hereof, the Company shall pay your estate any amounts that are or become payable pursuant to any of such paragraphs until the end of the Term.

          (iv) You shall not be required to mitigate the amount of any payment provided for in subsection (iii) of this Section 5 by seeking other employment, and the amount of any payment provided for in this
     Section 5 shall not be reduced by any compensation earned by you as a result of your employment by another employer; PROVIDED, HOWEVER, that any medical or dental welfare benefit otherwise receivable by you pursuant to Subsection 5(iii)(D) shall be reduced to the extent a comparable benefit of the same type would normally be made available to you during the applicable period of benefit continuation set forth in such Subsection, and any such benefit actually received by you shall be reported to the Company.

          (v)   In addition to all other amounts payable to you under this
     Section 5, you shall be entitled to receive all benefits payable to you under any plan or agreement of the Company relating to retirement benefits, including, without limitation, the Supplemental Retirement Plan and the Supplemental Retirement Agreement between you and the Company.

          6. LOCATION. Your services shall be performed at the Company's current headquarters location, or at such other place within a fifty-mile radius of such current location as the Board may from time to time deem appropriate. Notwithstanding the foregoing, you shall be required to travel to the extent necessary to the performance of your responsibilities under this Agreement. You shall use Company owned or leased aircraft for purposes of such travel whenever practicable, and the Company recognizes that it may from time to time be necessary, appropriate, desirable or convenient for you to be accompanied in such travel by persons who are not employees of the Company, including your spouse and other members of your family.

          7. SUCCESSORS; BINDING AGREEMENT. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled to hereunder if you were to terminate your employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          8. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, PROVIDED that all notices to the Company shall be directed to the attention of the Board with copies to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          9. NONCOMPETITION. (i) Until the Date of Termination, you agree not to enter into competitive endeavors and not to undertake any commercial activity which is contrary to the best interests of the Company or its affiliates, including becoming an employee, owner (except for passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of (a) any firm or person engaged in the operation of a business engaged in the acquisition of industrial businesses or (b) any firm or person which (i) directly competes with a line or lines of business of the Company or any subsidiary of the Company accounting for ten percent (10%) or more of the Company's or such subsidiary's gross sales, revenues or earnings before taxes, (ii) derives ten percent (10%) or more of such firm's or person's gross sales, revenues or earnings before taxes from a line or lines of business which directly competes with the Company or any subsidiary of the Company or (iii) is a distributor of any of the products of the Company or any subsidiary of the Company, where the distribution of such products accounts for ten percent (10%) or more of such firm's or person's gross sales, revenues or earnings before taxes. Notwithstanding any provision of this Agreement to the contrary, you agree that your breach of the provisions of this
Section 9(i) shall permit the Company to terminate your employment for Cause.

          (ii) After the Date of Termination and during any period that you continue to be paid your salary (including any other payments in lieu of salary) pursuant to Section 5 hereof, you agree not to become an employee, owner (except for passive investments of not more than one percent of the outstanding shares of, or any other equity interest in, any company or entity listed or traded on a national securities exchange or in an over-the-counter securities market), officer, agent or director of any firm or person which (i) directly competes with a business of the Company or any subsidiary of the Company producing any class of products accounting for ten percent (10%) or more of the Company's or such subsidiary's gross sales, revenues or earnings before taxes or (ii) is a distributor of any of the products of the Company or any subsidiary of the Company, where the distribution of such products accounts for ten percent (10%) or more of such firm's or person's gross sales, revenues or earnings before taxes. During the period of payment provided in
Section 5 hereof, you will be available, consistent with other responsibilities that you may then have, to answer questions and provide advice to the Company. Notwithstanding anything in this Agreement to the contrary, you agree that, from and after any breach by you of the provisions of this Section 9(ii), the Company shall cease to have any obligations to make payments to you under this Agreement.

          (iii) You acknowledge and agree that damages for breach of the covenant not to compete in this Section 9 will be difficult to determine and will not afford a full and adequate remedy, and therefore agree that the Company, in addition to any other remedies that may otherwise be available for a breach of this Section 9 (including, without limitation, as set forth in Section 9(ii) above, by seeking actual damages pursuant to Section 11 hereof and pursuant to awards under the Company's 1995 Stock Incentive Plan), may seek specific enforcement of the covenant not to compete in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction, without the necessity of a bond. You and the Company agree that the provisions of this covenant not to compete are reasonable. However, should any court or arbitrator determine that any provision of this covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties agree that this covenant not to compete should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

          (iv) The provisions of this Section 9 shall supersede the covenants restricting competition by the Executive set forth in (i) Article VII of the Company's Management Equity Plan and any applicable agreement entered into between the Company and the Executive pursuant thereto and (ii) Article IX of the Amended and Restated Management Equity Participation Agreement, dated as of August 8, 1988, between the Company and the other parties signatory thereto, as amended and supplemented from time to time.

         10. CONFIDENTIALITY. (i) You shall not knowingly disclose or reveal to any unauthorized person, during or after the Term, any trade secret or other confidential information relating to the Company or any of its affiliates, or any of their respective businesses or principals, such as, without limitation, dealers' or distributors' lists and manufacturing processes, and you confirm that such information is the exclusive property of the Company and its affiliates. You agree to hold as the Company's property all memoranda, books, papers, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, whether made by you or otherwise coming into your possession and, on termination of your employment, or on demand of the Company at any time, to deliver the same to the Company.

          (ii) Any ideas, processes, characters, productions, schemes, titles, names, formats, adaptations, plots, slogans, catchwords, incidents, treatment, and dialogue which you may conceive, create, organize, prepare or produce during the period of your employment and which ideas, processes, etc. relate to any of the businesses of the Company, shall be owned by the Company and its affiliates whether or not you should in fact execute an assignment thereof to the Company, but you agree to execute any assignment thereof or other instrument or document which may be reasonably necessary to protect and secure such rights to the Company.

          (iii) You shall comply in all respects with the terms of the Employees' Agreement with regard to Proprietary Information Including Inventions, Patents, Copyrights, Trade Secrets and Confidential Information between you and the Company.

          (iv) Notwithstanding anything in this Agreement to the contrary, you agree that from and after any breach by you of the provisions of this
Section 10 during any period of payment provided in Section 5 hereof, the Company shall cease to have any obligations to make payments to you under this Agreement.

         11.    ARBITRATION.  (i) Except as contemplated by Section 9(iii) and
Section 11(iii) hereof, any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in New York, New York before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by you, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association.

          (ii) The parties agree to use their best efforts to cause (A) the two applicable individuals set forth in the preceding Section 11(i), or, if applicable, the American Arbitration Association, to appoint the arbitrator within 30 days of the date that a party hereto, after the issuance of a Notice of Termination hereunder, notifies the other party that a dispute or controversy exists that necessitates the appointment of an arbitrator, and (B) any arbitration hearing to be held within 30 days of the date of selection of the arbitrator and, as a condition to his or her selection, such arbitrator must consent to be available for a hearing at such time.

          (iii) Judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, HOWEVER, that you shall be entitled to seek specific performance of your right to be paid and to participate in benefit programs until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company and you hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement.

          (iv) The Company shall bear all expenses of the arbitrator incurred in any arbitration hereunder. The Company shall also pay your reasonable legal fees in connection with such arbitration as you incur them; PROVIDED that in the event you seek arbitration and the arbitrator determines that your claims are frivolous in nature or were not brought or pursued in good faith, you will promptly return to the Company all amounts paid by the Company for such fees.

         12. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 5 and your obligations under Sections 9 and 10 hereof shall survive the expiration of the Term of this Agreement.

         13. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. ENTIRE AGREEMENT. This Agreement and the other agreements expressly referred to herein contain the entire agreement by the parties with respect to the matters covered herein and supersede any prior agreement (including, without limitation, any prior employment agreement), condition, practice, custom, usage and obligation with respect to such matters insofar as any such prior agreement, condition, practice, custom, usage or obligation might have given rise to any enforceable right.

          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.

                                            Sincerely,

                                            FORT HOWARD CORPORATION


                                            By /s/ Michael T. Riordan
                                              -----------------------------
                                              Name:   Michael T. Riordan
                                              Title:  President and
                                                      Chief Executive Officer

Agreed to this 27th day
               ----
of December, 1996
   --------


By /s/ Kathleen J. Hempel
  -----------------------
  Kathleen J. Hempel